SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 20, 1999
                                                          (July 20, 1999)

                           TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                 New York
                (State or other jurisdiction of incorporation)


                 0-10592                                        14-1630287
         (Commission File Number)           (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



             Registrant=s telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

                Two press releases were issued on July 20, 1999, discussing second quarter results for 1999. Attached are the press releases labeled as exhibit 99(a) and 99(b).




Item 7         (c) Exhibits


               Reg S-K Exhibit No.     Description
                99(a)                  One page press  release  dated July 20,
                                       1999, highlighting second quarter and six months 1999 results.

                99(b)                  Press   release   dated  July  20,  1999,
                                       highlighting   second   quarter  and  six
                                       months 1999 results.




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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 20, 1999

                                                  TrustCo Bank Corp NY
                                                  (Registrant)


                                                  By:/s/ Robert T. Cushing
                                                      Robert T. Cushing
                                                      Vice President and
                                                      Chief Financial Officer





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




                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.    Description                                     Page
------------------     ------------------------------                --------
         99(a)         One page press release dated July 20,
                       1999, highlighting second quarter
                       and six months 1999 results.                       5


         99(b)         Press release dated July 20, 1999,
                       highlighting second quarter and six               6
                       months 1999 results.




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



TRUSTCO                                                           Exhibit 99(a)
Bank Corp NY                                                       News Release
----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668



             William F. Terry
             Senior Vice President and Secretary
             (518) 381-3611

FOR IMMEDIATE RELEASE: Schenectady, New York -- July 20, 1999

TrustCo Bank Corp NY
(dollars in thousands, except per share data)
                                                                6/99                            6/98
Three Months Ended June 30:
         Net Income                                     $       9,492                           8,666
         Provision for Loan Losses                              1,500                           1,558

Average Equivalent Shares Outstanding:
         Basic                                             26,888,000                      26,804,000
         Diluted                                           27,964,000                      27,920,000

         Net Income per Share:
         Basic                                          $        0.35                            0.32
         Diluted                                                 0.34                            0.31
Six Months Ended June 30:
         Net Income                                     $      18,815                          17,044
         Provision for Loan Losses                              3,013                           2,930

Average Equivalent Shares Outstanding:
         Basic                                             26,881,000                      26,843,000
         Diluted                                           27,978,000                      27,944,000

         Net Income per Share:
         Basic                                         $         0.70                            0.63
         Diluted                                                 0.67                            0.61

Period End:
Total Assets                                                2,409,016                       2,434,195
Total Nonperforming Loans                                      11,468                          10,986
Total Nonperforming Assets                                     13,986                          18,476
Allowance for Loan Losses                                      55,656                          54,667
Allowance as a Percentage
  of Total Loans                                                  4.20%                          4.17%

    Per share data has been adjusted for the 15% stock split effective August 1998.
                                      # # #




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



TRUSTCO                                                          Exhibit 99(b)
Bank Corp NY                                                  News Release
----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668



                   William F. Terry
                   Senior Vice President and Secretary
                   518-381-3611


FOR IMMEDIATE RELEASE:

                          TRUSTCO ANNOUNCES RECORD HIGH
                     SECOND QUARTER AND YEAR TO DATE 1999 RESULTS

Schenectady, New York - July 20, 1999

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) announced that it achieved record quarterly results for the second quarter of 1999 and for the first six months of the year. The 1999 results reflect strong performance with respect to growth in taxable equivalent net interest income, net interest margin, recurring noninterest income and operating efficiencies. The performance for the first half of 1999 resulted in TrustCo attaining a return on average equity of 22.5% in 1999. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

Net income for the second quarter of 1999 was $9.5 million, or $0.34 diluted earnings per share, compared to $8.7 million, or $0.31 diluted earnings per share for the second quarter of 1998. The second quarter results reflect an increase of 10% in both net income and diluted earnings per share, for 1999 compared to the comparable period in 1998.

Year to date results reflect significant increases in both net income and diluted earnings per share between 1998 and 1999. For the six months ended June 30, 1999, net income was $18.8 million and diluted earnings per share were $0.67 compared to net income of $17.0 million and diluted earnings per share of $0.61 for the comparable six month period in 1998. The six-month results also reflect an increase of 10% in both net income and diluted earnings per share for 1999, compared to the six-month period in 1998.

Commenting on the results for 1999 Mr. McCormick noted, "The current quarter and year to date 1999 results are tremendous. These record results are the product of executing several initiatives at TrustCo to help increase net interest income, increase asset quality, and reduce operating expenses."

For the quarter, the taxable equivalent net interest income increased from $22.2 million in 1998 to $24.0 million in 1999, an increase of 8%. Likewise the net interest margin increased from 3.79% in 1998 to 4.07% in 1999. The six-month results for taxable equivalent net interest income and net interest margin are $44.7 million and 3.85% in 1998 compared to $47.4 million and 4.01% in 1999. Mr. McCormick noted "The single greatest contributor to net income is net interest income. We have worked very hard at identifying opportunities to expand on net interest income and to increase our margins. I believe our record 1999 results reflect the successes that we have had to date."

Expense controls are a cornerstone of the operating philosophy of TrustCo. For 1999, Trustco had an operating efficiency ratio of 38.3% for the quarter and 39.8% for the six-month results. This compares to the operating efficiency ratio for 1998's second quarter of 39.0% and the six-month results of 39.1%. "A consistent element of our strategy is to expand the value of the TrustCo franchise while at the same time maintaining our operating cost at levels that place us among the most efficient banking operations in the country. For the second quarter, we achieved an operating efficiency ratio of 38% which by any standard would place TrustCo as a world class leader in expense controls" noted Mr. McCormick.

The single most important ratio for measuring the performance of TrustCo continues to be return on average equity. The second quarter return on average equity was 22.5% for 1999 compared to 21.6% for 1998. The six-month return on average equity was 22.5% for 1999 and 21.4% for 1998. The target return on equity for 1999 is 22% and Mr. McCormick noted "We are well on our way to achieving our 1999 return on equity goals. The second quarter results also help set the stage for the higher targets we will be developing for 2000."

Asset quality indicators continued to be strong during the quarter with nonperforming assets as a percentage of total assets decreasing from 0.76% at June 30, 1998 to 0.58% at June 30, 1999. The allowance for loan losses increased to $55.7 million at June 30, 1999 and represents 4.20% of loans outstanding.

Also during the second quarter, TrustCo paid common stock cash dividends of $0.275 per share in 1999 compared to $0.239 per share in 1998. For the six months of 1999, TrustCo has paid $0.55 per share in common stock cash dividends compared to $0.478 per share in 1998. The year to date cash dividends paid to common stock shareholders represents a dividend payout of 79% in 1999 compared to 75% in 1998. Mr. McCormick stated, "We retain within TrustCo sufficient capital to meet our needs for growth and to continue our current classification as a "well capitalized" institution for regulatory purposes. It has been our practice to return to our owners any capital that we cannot effectively utilize."


TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association.


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

  Trustco Bank operates 53 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.28 billion of assets under management.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.

                                 ###

TRUSTCO BANK CORP NY                                            Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                              Three Months Ended

                                                   06/30/99        03/31/99        06/30/98
Summary of operations

   Net interest income (TE)                         $23,983          23,387          22,198
   Provision for loan losses                          1,500           1,513           1,558
   Net securities transactions                         (657)           (420)            104
   Noninterest income                                 4,907           5,840           5,243
   Noninterest expense                               11,353          12,202          11,299
   Net income                                         9,492           9,323           8,666

Per common share (1) Net income per share:
          - Basic                                      0.35            0.35            0.32
          - Diluted                                    0.34            0.33            0.31
   Cash dividends                                     0.275           0.275           0.239
   Book value at period end                            6.58            6.88            6.86
   Market price at period end                         26.88           25.00           22.83

At period end
   Full time equivalent employees                       465             477             468
   Full service banking offices                          53              53              51

Performance ratios
   Return on average assets                            1.56 %          1.55            1.43
   Return on average equity (2)                       22.48           22.45           21.61
   Efficiency (3)                                     38.33           41.31           39.03
   Net interest spread (TE)                            3.60            3.49            3.30
   Net interest margin (TE)                            4.07            3.94            3.79
   Dividend payout ratio                              77.83           79.42           73.87

Capital ratios at period end (4)
   Total equity to assets                              7.02            6.98            6.77
   Tier 1 risk adjusted capital                       13.08           13.14           12.77
   Total risk adjusted capital                        14.37           14.43           14.06

Asset quality analysis at period end
   Nonperforming loans to total loans                  0.87            0.92            0.84
   Nonperforming assets to total assets                0.58            0.62            0.76
   Allowance for loan losses to total loans            4.20            4.16            4.17
   Coverage ratio (5)                                   4.9 X           4.5 X           5.0 X

(1) All share and per share  information  is  adjusted  for the 15% stock  split declared  August,  1998.  (2) Average  equity  excludes the effect of the market value adjustment for securities
       available for sale.
(3)    Calculated  as  noninterest   expense  (excluding  ORE  expense  and  any
       nonrecurring  charges) divided by taxable  equivalent net interest income
       plus  noninterest   income  (excluding  ORE  income  and  net  securities
       transactions).
(4)    Capital  ratios  exclude  the effect of the market  value  adustment  for securities available for sale.
(5)  Calculated  as  allowance  for loan losses  divided by total  nonperforming loans. TE = Taxable equivalent.









FINANCIAL HIGHLIGHTS, Continued                                                      Page 2


                                                                  Six Months Ended
                                                   06/30/99        06/30/98
Summary of operations

   Net interest income (TE)                         $47,370          44,718
   Provision for loan losses                          3,013           2,930
   Net securities transactions                       (1,077)            136
   Noninterest income                                10,747           9,765
   Noninterest expense                               23,555          22,828
   Net income                                        18,815          17,044

Per common share (1) Net income per share:
          - Basic                                      0.70            0.63
          - Diluted                                    0.67            0.61
   Cash dividends                                     0.550           0.478
   Book value at period end                            6.58            6.86
   Market price at period end                         26.88           22.83

Performance ratios
   Return on average assets                            1.56 %          1.43
   Return on average equity (2)                       22.47           21.37
   Efficiency (3)                                     39.79           39.07
   Net interest spread (TE)                            3.54            3.37
   Net interest margin (TE)                            4.01            3.85
   Dividend payout ratio                              78.62           75.22


CONSOLIDATED BALANCE SHEETS                                                          Page 3
(dollars in thousands)


                                                   06/30/99        12/31/98        06/30/98


ASSETS

  Loans, net                                     $1,269,893       1,268,328       1,257,767
  Securities available for sale                     713,174         717,410         605,415
  Other short-term investments                            0          24,979               0
  Federal funds sold                                293,000         358,000         445,000

     Total earning assets                         2,276,067       2,368,717       2,308,182

  Cash and due from banks                            42,230          41,950          35,185
  Bank premises and equipment                        15,775          17,022          17,547
  Other assets                                       74,944          57,391          73,281

     Total assets                                $2,409,016       2,485,080       2,434,195

LIABILITIES
  Deposits:
     Demand                                        $151,142         154,358         140,672
     Interest-bearing checking                      257,300         266,027         238,403
     Savings                                        672,855         660,376         663,962
     Money Market                                    60,613          58,061          57,356
     Certificates of deposit > $100 thou            115,277         139,310         128,481
     Other time deposits                            787,544         829,282         843,160

       Total deposits                             2,044,731       2,107,414       2,072,034

  Short-term borrowings                             142,178         147,924         129,478
  Other liabilities                                  45,579          43,900          49,054

     Total liabilities                            2,232,488       2,299,238       2,250,566

SHAREHOLDERS' EQUITY                                176,528         185,842         183,629

     Total liabilities and
       shareholders' equity                      $2,409,016       2,485,080       2,434,195

Number of common shares
  outstanding, in thousands                          26,836          26,792          26,763



CONSOLIDATED STATEMENTS OF INCOME                                                    Page 4
(dollars in thousands, except per share data)

                                                              Three Months Ended
                                                   06/30/99        03/31/99        06/30/98

Interest income
     Loans                                          $26,466          26,560          27,805
     Investments                                     10,950          10,890           9,713
     Federal funds sold                               4,182           4,216           6,296

          Total interest income                      41,598          41,666          43,814

Interest expense
     Deposits                                        17,132          17,791          20,554
     Borrowings                                       1,481           1,448           1,904

          Total interest expense                     18,613          19,239          22,458

          Net interest income                        22,985          22,427          21,356

Provision for loan losses                             1,500           1,513           1,558

          Net interest income after
            provision for loan losses                21,485          20,914          19,798

Net securities transactions                            (657)           (420)            104
Noninterest income                                    4,907           5,840           5,243
Noninterest expense                                  11,353          12,202          11,299

Income before income taxes                           14,382          14,132          13,846
Income tax expense                                    4,890           4,809           5,180

Net income                                           $9,492           9,323           8,666


Net income per share:
          - Basic                                     $0.35            0.35            0.32
          - Diluted                                    0.34            0.33            0.31

Avg equivalent shares outstanding, in thousands:
          - Basic                                    26,888          26,873          26,804
          - Diluted                                  27,964          27,992          27,920



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


CONSOLIDATED STATEMENTS OF INCOME                                                    Page 5
(dollars in thousands, except per share data)

                                                                  Six Months Ended
                                                   06/30/99        06/30/98

Interest income
     Loans                                          $53,026          55,687
     Investments                                     21,840          20,112
     Federal funds sold                               8,398          11,418

          Total interest income                      83,264          87,217

Interest expense
     Deposits                                        34,923          40,742
     Borrowings                                       2,929           3,471

          Total interest expense                     37,852          44,213

          Net interest income                        45,412          43,004

Provision for loan losses                             3,013           2,930

          Net interest income after
            provision for loan losses                42,399          40,074

Net securities transactions                          (1,077)            136
Noninterest income                                   10,747           9,765
Noninterest expense                                  23,555          22,828

Income before income taxes                           28,514          27,147
Income tax expense                                    9,699          10,103

Net income                                          $18,815          17,044


Net income per share:
          - Basic                                     $0.70            0.63
          - Diluted                                    0.67            0.61

Avg equivalent shares outstanding, in thousands:
          - Basic                                    26,881          26,843
          - Diluted                                  27,978          27,944


CONSOLIDATED AVERAGE BALANCE SHEETS                                                  Page 6
(in thousands)

                                                              Three Months Ended
                                                   06/30/99        03/31/99        06/30/98

Total assets                                     $2,433,144       2,442,857       2,438,826
Shareholders' equity                                184,460         186,563         175,602
Total loans                                       1,324,286       1,319,010       1,306,509
Interest earning assets                           2,356,714       2,356,900       2,341,430
Interest-bearing liabilities                      2,058,334       2,069,330       2,078,532



                                                                    Six Months Ended
                                                   06/30/99        06/30/98

Total assets                                     $2,437,974       2,408,909
Shareholders' equity                                185,506         175,763
Total loans                                       1,321,662       1,303,929
Interest earning assets                           2,356,806       2,311,069
Interest-bearing liabilities                      2,063,802       2,056,373




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